EXHIBIT 10.25.23

                 NINETY-THIRD AGREEMENT AMENDING
                NEW ENGLAND POWER POOL AGREEMENT
            (NEPOOL SMD - CONFORMING TARIFF CHANGES)


     THIS NINETY-THIRD AGREEMENT AMENDING NEW ENGLAND POWER POOL
AGREEMENT, dated as of November 1, 2002 ("Ninety-Third
Agreement"), amends the New England Power Pool Agreement (the
"NEPOOL Agreement"), as amended.

     WHEREAS, the NEPOOL Agreement as in effect on December 1, 1996 was amended and restated by the Thirty-Third Agreement Amending the New England Power Pool Agreement dated as of December 1, 1996 (the "Thirty-Third Agreement") in the form of the Restated New England Power Pool Agreement ("Restated NEPOOL Agreement") attached to the Thirty-Third Agreement as Exhibit A thereto, and the Thirty-Third Agreement also provided for the NEPOOL Open Access Transmission Tariff (the "NEPOOL Tariff") which is Attachment B to the Restated NEPOOL Agreement; and

     WHEREAS, the Restated NEPOOL Agreement and the NEPOOL Tariff have subsequently been amended numerous times, the most recent amendment dated as of October 4, 2002; and

     WHEREAS, the Participants desire to amend the Restated
NEPOOL Agreement, as well as the NEPOOL Tariff, as heretofore amended, to reflect the revisions detailed herein.

     NOW, THEREFORE, upon approval of this Ninety-Third Agreement by the NEPOOL Participants Committee in accordance with the procedures set forth in the NEPOOL Agreement, the Participants agree as follows:

                            SECTION 1
                    NEPOOL TARIFF AMENDMENTS

     1.1 The NEPOOL Tariff is amended as set forth in Appendix A hereto.

                            SECTION 2
                          MISCELLANEOUS

     2.1 Effective Dates. The amendments provided in this Ninety-Third Agreement shall become effective as of the SMD Effective Date as defined in NEPOOL FERC Electric
          Rate Schedule No. 7, NEPOOL Market Rule 1.

     2.2 Defined Terms. Terms used in this Ninety-Third Agreement that are not defined herein shall have the meanings ascribed to them in the Restated NEPOOL Agreement, NEPOOL Tariff, and NEPOOL Market Rule 1.

APPENDIX A
Ninety-Third Agreement

                 AMENDMENTS TO THE NEPOOL TARIFF

                             General

1.1 The following Sections are deleted in their entirety: 3 (Initial Allocation and Renewal Procedures), 3.1 (Initial Allocation of Available Transmission Capacity), 3.2 (Reservation Priority for Existing Firm Service Customers),
     3.3 (Initial Election of Optional Internal Point-To-Point Service), 4.7 (Operating Reserve - 30 Minute Reserve Service), 14.1 (Rules for Import Transactions Conducted in Conjunction with Regional Network Service), 24 (Congestion Costs and Congestion Revenue), 25A (Phase I Credit and Uplift Charge with Respect to Excepted Transactions), 25B (Phase II Credit and Uplift Charge with Respect to Certain Excepted Transactions), 27.7(b), 33.7 (Partial Interim Service), 40.4 (Secondary Service), 49(d), and 52 (Quick Fix Measures).

               Part I - Common Service Provisions

2.1  Section 1 is amended by deleting the following definitions:
     "Entitlement", "Firm Contract", "HQ Phase II Firm Energy Contract", "Import Transaction", "Interruption", "Load Ratio Share", "Short-Term Firm Service", "System Contract", "Third Effective Date", "Ties" and "Unit Contract"; and by adding in the appropriate alphabetical order and assigning the
     appropriate    definition numbers the following new
     definitions:

     Auction Revenue Rights: Are as defined and determined pursuant to Market Rule 1.

     Congestion: Is a condition of the NEPOOL Transmission System in which transmission limitations prevent unconstrained regional economic dispatch of the power system. Congestion is the condition that results in the Congestion Component of the Locational Marginal Price at one Location being different from the Congestion Component of
     the Locational Marginal Price at another     Location during
     any given hour of the Dispatch Day in the Day-Ahead Market or Real-Time Market.

     Congestion Component: Is as defined and calculated pursuant to Market Rule 1.

     Congestion Cost: Is as defined and calculated pursuant to Market Rule 1.

     Day-Ahead Energy Market: Is as defined and determined pursuant to Market Rule 1.

     External Node: Is as defined and determined pursuant to Market Rule 1.

     External Transaction: Is as defined pursuant to Market Rule 1.

     Financial Transmission Right (FTR): A financial instrument that evidences the rights and obligations specified in Sections 5 and 7 of Market Rule 1.

     FTR Auction: The periodic auction of FTRs conducted by the ISO in accordance with Section 7 of Market Rule 1.

     Locational Marginal Price (LMP): Is as defined and calculated pursuant to Market Rule 1.

     Loss Component: Is as defined and calculated pursuant to Market
     Rule 1.

     Market Rule 1: Is NEPOOL Market Rule 1 and appendices as filed with the Commission on July 15, 2002 as NEPOOL FERC
     Electric Rate Schedule No. 7, as it may be amended from time to time.

     NEPOOL Manuals:  Are as defined pursuant to Market Rule 1.

     NEPOOL Market:  Is as defined pursuant to Market Rule 1.

     NEPOOL Transmission Plan: The plan developed under the process specified in Section 51 of this Tariff.

     NEPOOL System Rules:  Are as defined pursuant to Market Rule 1.

     Node:  Is as defined pursuant to Market Rule 1.

     Operating Day: Is as defined pursuant to Market Rule 1.

     Operating Reserve - Spinning Reserve Service: This service is the form of Ancillary Service described in Schedule 5.

     Operating Reserve - Supplemental Reserve Service: This service is the form of Ancillary Service described in Schedule 6.

     Ownership Share:  Is as defined pursuant to Market Rule 1.

     Pool-Supported PTF: (i) PTF first placed in service prior to January 1, 2000; (ii) Generator Interconnection Related Upgrades with respect to Category A and B projects (as defined in Schedule 11), but only to the extent not paid for by the interconnecting Generator Owner; and (iii) other PTF upgrades, but only to the extent the costs therefore are determined to be Pool-Supported PTF in accordance with Schedule 12.

     Qualified Upgrade Award: Is as defined and determined pursuant to Market Rule 1.

     Real-Time Energy Market: Is as defined and determined pursuant to Market Rule 1.

     Reliability Committee: The committee whose responsibilities are specified in Section 8 of the Agreement and which may have additional responsibilities under a proper delegation of authority by the Participants Committee. To the extent practicable, references in the Tariff to the Reliability Committee shall include the prior Market Reliability Planning Committee or the prior Regional Transmission Planning Committee as the predecessor of the Reliability Committee.

     Reliability Region:  Is as defined pursuant to Market Rule 1.

     Resource:  Is as defined pursuant to Market Rule 1.

     SMD Effective Date: Is as defined and determined pursuant to Market Rule 1.

     Tariff Committee: The committee whose responsibilities are specified in Section 9 of the Agreement and which may have additional responsibilities under a proper delegation of authority by the Participants Committee. To the extent practicable, references in the Tariff to the Tariff Committee shall include the prior Regional Transmission Operations Committee as the predecessor of the Tariff Committee.

     Transmission Congestion Revenue: Transmission Congestion
     Revenue is defined and calculated pursuant to Section 5 of Market Rule 1.

     Transmission Owner:  A Transmission Provider which makes its
     PTF available under the Tariff and owns a Local Network listed in Attachment E to the Tariff which is not a Publicly Owned Entity, including any affiliate of a Transmission Provider that owns facilities that are made available as part of the Transmission Provider's Local Network; provided that if a Transmission Provider is not listed in Attachment E to the Tariff on May 10, 1999, the Transmission Provider must also (1) own, or lease with rights equivalent to ownership, PTF with an original capital investment in its PTF as of the end of the most recent year for which figures are available from annual reports submitted to the Commission in Form 1 or any similar form containing comparable annualized data of at least $30,000,000, and (2) provide transmission service to non-affiliated customers pursuant to an open access transmission tariff on file with the Commission.

2.2 The definition for "Ancillary Services" is amended by deleting the phrase "and/or MTF".

2.3 The definition for "Curtailment" is amended by substituting the phrase "the dispatch of a transaction that was scheduled, using" for the phrase "firm or non-firm". In addition, a comma is inserted immediately following the word
     "service".

2.4 The definition for "Elective Transmission Upgrade" is amended by deleting each occurance of the phrase "and/or
     MTF". In addition, the phrase "Quick Fix Upgrade" is also deleted.

2.5 The definition for "Excepted Transaction" is amended by substituting a period for the comma appearing after the word
     "Section" and removing the phrase "or in Sections 25A and 25B".

2.6 The definition for "Facilities Study" is amended to read as follows:

     Facilities Study: An engineering study conducted pursuant to the Agreement or this Tariff by the System Operator and/or one or more affected Participants to determine the required modifications to the PTF and indirectly affected MTF, including the cost and scheduled completion date for such modifications, that will be required to provide a requested transmission service or interconnection on the PTF.

2.7  The definition for "Firm Transmission Service" is amended

     Firm Transmission Service: Service for Native Load Customers, firm Regional Network Service (Network Integration Transmission Service), service for Excepted Transactions and certain other transactions listed in Attachment G-3, Firm Internal Point-To-Point Transmission Service, or Firm MTF Service.

2.8 The definition for "Interchange Transactions" is amended to read as follows:

     Interchange Transactions: Transactions deemed to be effected under Market Rule 1.

2.9 The definition for "Internal Point-To-Point Service" is amended by adding the phrase "over the PTF provided by the Participants" after the word "Service" and by replacing the phrase "Transmission System" with the phrase "Control Area".

2.10 The definition for "Load Zone" is amended to read as follows:

     Load Zone: Is as defined and determined pursuant to Market
     Rule 1.

2.11 The definitions for "Local Network" and "Second Effective
     Date" are amended by replacing the references to "Management
     Committee" to read "Participants Committee".

2.12 The definitions for "Local Point-To-Point Service", "NEMA", "Network Integration Transmission Service", "Network Upgrades", "Regional Network Service", "Reserved Capacity" and "Through or Out Service" are amended by replacing each occurrence of the phrase "NEPOOL Transmission System" with the term "PTF".

2.13 The definition for "NEPOOL Transmission System" is amended by replacing the term "PTF" with the phrase "system of", and adding the phrase "within the NEPOOL Control Area under the ISO's operational jurisdiction" after the word "facilities".

2.14 The definition for "Network Operating Committee" is amended by replacing the references to "Regional Transmission Operations Committee" to read "Tariff Committee" and the references to "Regional Transmission Planning Committee" to read "Reliability Committee".

2.15 The definition for "Network Resource" is amended by replacing the term "Entitlement" with the phrase "Ownership
     Share".

2.16 The definition for "Non-PTF" is amended by adding the phrase
     "or by Non-Participants" after the word "Participants".

2.17 The definitions for "Point(s) of Delivery" and "Point(s) of Receipt" are amended to read as follows:

     Point(s) of Delivery: Point(s) where capacity and/or energy transmitted by the Participants will be made available to the Receiving Party under this Tariff.

     Point(s) of Receipt: Point(s) of interconnection where capacity and/or energy to be transmitted by the Participants will be made available to NEPOOL by the Delivering Party under this Tariff.

2.18 The definition for the term "Point-To-Point Transmission Service" is amended by adding the phrase "pursuant to Internal Point-To-Point Service or MTF Service; and the transmission of capacity and/or energy from the Point(s) of Receipt to the Point(s) of Delivery under this Tariff pursuant to Through or Out Service", and by deleting the last sentence.

2.19 The definition for "System Impact Study" is amended by deleting the phrase "and/or MTF" after the word "System" in subsection (i), deleting the comma after the Phrase "Regional Network Service" and inserting the word "or" in subsection (i), and replacing the phrase "Through or Out Service" with the phrase "an Elective Upgrade".

2.20 The introductory language after Section 2 (Purpose of this Tariff) is amended by replacing all references to the phrase "NEPOOL Transmission System" with the term "PTF", and by replacing the word "five" with the word "six" in the sixth sentence.

2.21 The following new Section 2A is added immediately following
     Section 2:

     Market Rule 1: This Tariff is intended to provide for transmission service in conjunction with the NEPOOL Standard Market Design as provided for in Market Rule 1. The provisions of Market Rule 1 are incorporated by reference as a part of this Tariff, and shall apply to all entities that receive service under this Tariff.

2.22 Section 4 is amended to read as follows:

     Ancillary Services: Ancillary Services are needed with transmission service to maintain reliability within the NEPOOL Control Area. The Participants are required to provide through NEPOOL, and the Transmission Customer is required to purchase from NEPOOL, Scheduling, System Control and Dispatch Service, and Reactive Supply and Voltage Control from Generation Sources Service. The Participants offer to provide or arrange for, through NEPOOL, the following Ancillary Services, but only to a Participant with a load obligation in the NEPOOL Market pursuant to Market Rule 1: (i) Regulation and Frequency Response (Automatic Generator Control), (ii) Energy Imbalance, (iii) Operating Reserve - Spinning, and (iv) Operating Reserve - Supplemental. A Participant or other Transmission Customer with a load obligation in the NEPOOL Market pursuant to Market Rule 1 is required to provide these Ancillary Services, whether from the System Operator, from a third party, or by self-supply. A Transmission Customer may not decline NEPOOL's offer of these Ancillary Services unless the Transmission Customer demonstrates to the System Operator that the Transmission Customer has acquired Ancillary Services of equal quality from another source.
     The Transmission Customer that is not a Participant must list in its Application which Ancillary Services it will purchase through NEPOOL. Ancillary Services for MTF shall be allocated and paid for in accordance with Schedule 18 of the Tariff. In the event of an unauthorized use of any Ancillary Service by the Transmission Customer taking Internal Point-To-Point Service, the Transmission Customer will be required to pay 200% of the charge which would otherwise be applicable.

     The specific Ancillary Services, prices and/or compensation methods are described on the Schedules that are attached to and made a part of this Tariff and in Market Rule 1.

     Sections 4.1 through 4.9 below list the Ancillary Services.

2.23 Section 4.3 (Regulation and Frequency Response Service) is amended by inserting the phrase "that shall apply to Transmission Customers for this service" after the word "methodology" and "of this Tariff and Market Rule 1" after the phrase "Schedule 3".

2.24 Section 4.4 (Energy Imbalance Service) is amended by inserting the phrase "that shall apply to Transmission
     Customers for this service" after the word "methodology" and "of this Tariff and Market Rule 1" after the phrase
     "Schedule 4".

2.25 Section 4.5 (Operating Reserve - 10 Minute Spinning Reserve Service) is amended by deleting the phrase "10 Minute", by inserting the phrase "that shall apply to Transmission Customers" after the word "methodology", and by inserting the phrase "of this Tariff and Market Rule 1" after the phrase "Schedule 5".

2.26 Section 4.6 (Operating Reserve - 10 Minute Non-Spinning Reserve Service" is amended by substituting the phrase "10 Minute Non-Spinning" with the word "Supplemental", inserting the phrase "that shall apply to Transmission Customers" after the word "methodology", and by inserting the phrase "of this
     Tariff and Market   Rule 1" after the phrase "Schedule 6".

2.27 Section 4.8 (System Restoration and Planning Service) is
     amended by substituting the phrase "Where applicable, the" with
     the word "The", and inserting the phrase "that shall   apply to
     Transmission Customers" after the word "methodology" and by inserting the phrase "of this Tariff" after the phrase "Schedule 16".

2.28 New Section 4.9 is added to the Tariff and reads as follows:

     Special Constraint Resource Service: The rates and/or methodology that shall apply to Transmission Customers for this service are described in Schedule 19 of this Tariff and Market Rule 1.

2.29 Section 5 (Open Access Same-Time Information System) is amended by substituting the phrase "Firm Internal Point-To-Point Service, for the interconnection of a new or materially changed generating unit or a new or materially changed interconnection to another Control Area or new Regional Network Service or an Elective Upgrade" for the phrase "firm transmission service" and by substituting the phrase "33, 44 and 50" for the phrase "33 and 44".

2.30 In Sections 6.2 (Alternative Procedures for Requesting Transmission Service - Local Furnishing Bonds), 6.3 (Alternative Procedures for Requesting Transmission Service
     - Other Tax-Exempt Bonds), and 12.1 (Internal Dispute Resolution Procedures), the references to "Management Committee" are amended to read "Participants Committee".

2.31 Section 11 (Creditworthiness) is amended by inserting the phrase ", and the Financial Assurance Policy for Non-Participant FTR Customers set forth in Attachment O," immediately after the phrase "Attachment M", and by inserting the phrase ", and shall be binding upon Non-Participant Transmission Customers and Non-Participant FTR Customers" immediately after the phrase "non-payment" in the final sentence.

                            Part II -
                    Regional Network Service
           (Network Integration Transmission Service)

3.1  Section 14 is amended to read as follows:

     Nature of Regional Network Service: Regional Network Service or Network Integration Transmission Service is the service over the PTF pursuant to Parts II and VI of this Tariff which is provided to Network Customers to serve their loads. It includes transmission service for the delivery to a Network Customer of its energy and capacity in Network Resources and delivery to or by Network Customers of energy and capacity in NEPOOL Market transactions. When an External Transaction purchase is submitted by the Transmission Customer and is scheduled in the Real-Time Energy Market, the submission shall be deemed a request for Transmission Service and the System Operator shall generate a reservation for the Transmission Service over the PTF equal to the transaction's schedule set at the beginning of the scheduling period. This reservation amount shall be the basis for the Reserved Capacity. Each Participant or Non-Participant which has a load in the NEPOOL Control Area shall pay for such Regional Network Service under the terms of Section 16.

3.2 Section 16 (Payment for Regional Network Service) is amended by replacing the phrase "applicable congestion or other uplift charge" with the phrase "charges and/or costs", and by replacing the phrase "Sections 24, 25A and 25B of this Tariff" with the phrase "Market Rule 1".

                           Part III -
                Through or Out Service; Internal
               Point-To-Point Service; MTF Service

4.1  The introductory paragraph following the heading for Part
     III is amended to read as follows:

     Point-To-Point Transmission Service as Through or Out Service or Internal Point-To-Point Service or MTF Service will be provided during and after the Transition Period pursuant to the applicable terms and conditions of Part III,
     Part V and Schedule 18 of the Tariff. When an External Transaction sale or a Through Service transaction is submitted by the Transmission Customer and is scheduled in the Real-Time Energy Market, the submission shall be deemed a request for Point-To-Point Transmission Service and the System Operator shall generate a reservation for the Transmission Service over the PTF equal to the transaction's schedule set at the beginning of the scheduling period.
     This reservation amount shall be the basis for the Reserved Capacity. The Transmission Customer shall pay for its Reserved Capacity under the terms of Section 20, Section 21 or Section 22A, whichever is applicable.

4.2 Section 18.2 (Use of Through or Out Service) is amended by deleting the phrase "as Firm or Non Firm Point-To-Point Transmission Service" immediately after the phrase "Through or Out Service" and deleting the phrase "Unit Contract Entitlement or System Contract transaction with respect to a" immediately after the phrase "for the transmission of any".

4.3  Section 20 is amended to read as follows:

     Payment for Through or Out Service: Each Participant or Non-Participant which takes Through or Out Service shall pay to NEPOOL a charge per Kilowatt of Reserved Capacity based on an annual rate (the "T or O Rate") which shall be the Pool PTF Rate. The Transmission Customer shall also be obligated to pay any ancillary service charges and any charges required to be paid pursuant to Market Rule 1. The rate per hour for Through or Out Service shall be the annual Pool PTF Rate divided by 8760. The Pool PTF Rate shall be the Rate determined annually in accordance with paragraph (2) of
     Schedule 8.

4.4  The first paragraph of Section 21 (Payment for Internal
     Point-To-Point Service) is amended to read as follows:

     Each Participant or Non-Participant which takes firm or non-firm Internal Point-To-Point Service shall pay to NEPOOL a charge per Kilowatt of Reserved Capacity based on an annual rate (the "IPTP Charge") which shall be the Internal Point-To-Point Service Rate; provided that if a rate which is derived from the annual incremental cost, not otherwise borne by the Transmission Customer or a Generator Owner, of any new facilities or upgrades that would not be required but for the need to provide the requested service is greater than the Pool PTF Rate, the IPTP Charge shall be the higher of such amounts. The Transmission Customer shall also be obligated to pay any ancillary service charges and any other
     charges   required to be paid pursuant to Market Rule 1.
     The charge for firm Internal Point-To-Point Service shall be as follows:

 Part IV - Service During the Transition Period; Excepted Transactions

5.1  The heading for Part IV is amended to read as follows:

     Service During the Transition Period; Excepted Transactions

5.2 Section 25 (Excepted Transactions) is amended by: (1) replacing each reference to the "NEPOOL Transmission System" to read "PTF"; (2) deleting the phrase "but except as otherwise provided in Section 25A or 25B of this Tariff" in the first sentence; (3) changing the reference to "Management Committee" to read "Participants Committee"; (4) substituting the word "The" in place of the phrase "Except as otherwise provided in Section 25A or 25B below, the" in the third sentence of subsection (3)(c); (5) deleting the phrase "except as otherwise provided in Sections 25A or 25B below, and" from the fourth sentence in subsection (3)(c);
     (6) replacing the fifth sentence in subsection (3)(c) with the sentence "For the purpose of determining transmission priorities under this Tariff, (i) internal Excepted Transactions shall have the same transmission priority as Firm Point-To-Point Transmission Service transactions for resources in existence on the effective date of this Tariff which are effected as Regional Network Service or as Internal Point-To-Point Service (ii) and Excepted Transactions which are External Transactions listed in Attachment G-3 shall have transmission priority in accordance with Section 25F"; (7) deleting the phrase "except as therein provided in Sections 25A or 25B below" from the sixth sentence in subsection (3)(c); (8) inserting the word "transmission" in front of the first occurrence of the word "priority" in the sixth sentence in subsection
     (3)(c); and (9) by inserting the sentence "Section 25 F shall apply for the purposes of scheduling and curtailment of Excepted Transactions that are also External Transactions" at the end of the Section.

                Part IVA - Congestion Management
                on the NEPOOL Transmission System

6.1  A new Part IVA is added to read as follows:

   IVA. CONGESTION MANAGEMENT ON THE NEPOOL TRANSMISSION SYSTEM

     25A  Congestion Costs and Congestion Revenue

          When Congestion exists, the Congestion Costs shall be reflected in Locational Marginal Prices calculated in accordance with Market Rule 1. Congestion Cost shall be recovered from Non-Participant Transmission Customers taking service under the Tariff and from Participants pursuant to Market Rule 1. Transmission Congestion Revenue shall be collected and disbursed in accordance with Market Rule 1.

     25B  Financial Transmission Rights

          A system of Financial Transmission Rights shall be implemented pursuant to Sections 5 and 7 of Market Rule
          1.

     25C  Auction Revenue Rights and Qualified Upgrade Awards

          A system of Auction Revenue Rights and Qualified
          Upgrade Awards shall be implemented pursuant to Appendix C of Market Rule 1.

  25D  Scheduling and Curtailment Rules for External Transactions

          For purposes of scheduling and curtailment of External
          Transactions over interconnections between the
          NEPOOL Control Area and neighboring Control Areas, the following rules shall apply:

          (a)   External Transaction sales and purchases that
               (i) are supported by those service agreements referenced in Attachment G-3 of this Tariff, (ii) have not opted for Auction Revenue Rights consideration under applicable NEPOOL System
               Rules, and (iii) have been submitted into the Real-Time Energy Market prior to noon the day before the Operating Day as a Self-scheduled External Transaction ("real-time without price") at an External Node referenced in Attachment G-3 shall be assigned the highest transmission priority when compared to other External Transaction purchases or sales at that node having the same offer price or bid price. In the event that the transfer limit for a given external interface does not allow all Excepted Transactions submitted over that interface to flow, they shall be scheduled or curtailed on a pro-rata basis. For External Transactions referenced in Attachment G-3 that also require an advance physical reservation associated with a MTF or Non-PTF external interface, the MTF or Non-PTF transmission priority shall take precedence over the above language for the purposes of scheduling and curtailment under Sections 25F(c) and 25F(d), respectively;

          (b)  For external interfaces where advance
               physical reservations are not required (i.e., external interfaces solely made up of PTF, such as the AC facilities that make up the New York/ New England interface), scheduling and curtailment of External Transactions shall be based on economic merit order in accordance with NEPOOL System Rules. In the case of a tie within economic merit, transmission priority and then Real-Time Energy Market timestamp shall be used as tiebreakers. With the exception of Section 25F(a), all transactions crossing external interfaces not requiring advance physical reservations shall have equal transmission priority;

          (c)  For external interfaces where advance
               physical reservations are required (i.e., external interfaces made up of MTF or Non-PTF), scheduling of External Transactions which satisfy the reservation requirements for service shall be based on economic merit order in accordance with NEPOOL System Rules. In the case of a tie within economic merit, transmission priority shall be used as a tiebreaker. Relative to a given interface, transmission priority is based on the priority rights of the associated MTF or Non-PTF transmission reservation. In the case of a tie within a category of transmission service: (i) transactions within a given sub-category of non-firm transmission priority shall be scheduled on the basis of their Real-Time Energy Market timestamp order, and (ii) transactions with firm transmission priority shall be scheduled on a pro-rata basis;

          (d)  For external interfaces where advance
               physical reservations are required (i.e., external interfaces made up of MTF or Non-PTF), curtailments resulting from a reduction in total transfer capability shall be based on transmission priority of the associated MTF or Non-PTF transmission reservation to the extent possible. In the case of a tie within a category of transmission service, (a) transactions within a given sub-category of non-firm transmission service shall be curtailed on the basis of Real-Time Energy Market timestamp order, and (b) transactions with firm transmission service shall be curtailed on a pro-rata basis;

          (e)  In instances of an External Transaction
               scheduled against multiple reservations on a MTF or Non-PTF external interface, the lowest transmission priority of the associated reservations shall apply;

          (f) The transmission priority for wheel-through transactions will be based on the transmission service utilized at the restricted external interface as indicated by the transmission reservation;

          (g)  Transmission Customers wishing to schedule
               External Transactions shall comply with applicable
               NEPOOL System Rules;

          (h)  Scheduling and curtailment of External
               Transactions shall be conducted in accordance with the specifications of the NEPOOL System Rules and all applicable tariffs;

          (i)  External Transactions scheduled in the Real-
               Time Energy Market shall continue to be
               implemented during periods of Congestion, except as may be necessary to respond to emergencies;

          (j) The System Operator will redispatch all Resources subject to its control, pursuant to Market Rule 1, in order to meet load and to accommodate External Transactions. Participants and Transmission Customers will be charged for the Congestion Cost and any other costs associated with such redispatch in accordance with Market Rule 1. Pursuant to such redispatch, in the event the System Operator exercises its right to effect a Curtailment, in whole or part, of Through or Out Service or Internal Point-To-Point Transmission Service or MTF Service, no credit or other adjustment shall be provided as a result of the Curtailment with respect to the charge payable by the customer;

          (k) The System Operator will furnish to the Delivering Party's system operator hour-to-hour schedules equal to those furnished by the Receiving Party (unless reduced for losses) and will deliver the capacity and energy provided by such schedules;

          (l)  Should the Transmission Customer, Delivering
               Party or Receiving Party revise or terminate any schedule, such party shall immediately notify the System Operator, and the System Operator will have the right to adjust accordingly the schedule for capacity and energy to be received and to be delivered;

          (m) The System Operator shall apply the above-listed rules consistent with maintaining the reliability of the NEPOOL Transmission System; and

          (n) The System Operator shall develop and post procedures on its Internet website reflecting the above-listed External Transaction rules.

          Part V - Point-To-Point Transmission Service

7.1  The preamble to Part V is amended to read as follows:

     Point-To-Point Transmission Service whether by Participants or Non-Participants, for all new transfers to be effected as Internal Point-To-Point Service, MTF Service or as Through or Out Service, shall be carried out pursuant to the applicable terms and conditions of Part III, Part V and
     Schedule 18 of the Tariff. Point-To-Point Transmission Service is the service required for the receipt of capacity and/or energy at designated Point(s) of Receipt and the transmission of such capacity and/or energy to designated Point(s) of Delivery. MTF Service shall be reserved on the OASIS separately pursuant to Schedule 18. Priority of MTF Service shall be in accordance with the provisions of
     Schedule 18 of the Tariff and as provided below.

7.2 Section 26 (Scope of Application of Part V) is amended by replacing the reference to Section "31.3" with a reference to Section "32.4", and by deleting the last sentence.

7.3  The following new Section 26A is added:

     26A  Nature of Through or Out Service

               Preamble: Advance reservations will not be required for Through or Out Service under this Tariff. However, other advance reservations are required for Internal Point-To-Point Service and MTF Service and may be required under other tariffs applicable to certain external interfaces within the NEPOOL Control Area. When an External Transaction sale or Through Service transaction is submitted by the Transmission Customer and is scheduled in the Real-Time Energy Market, the submission shall be deemed a request for Through or Out Service and the System Operator shall generate a reservation for Through or Out Service equal to the transaction's schedule set at the beginning of the scheduling period; this reservation amount shall be the basis for the Reserved Capacity. The Transmission Customer shall pay for its Reserved Capacity under the terms of Section 20.

          26A.1 Term: The term of Through or Out Service shall be one hour increments in conjunction with External Transactions scheduled in the Real-Time
               Energy Market.

          26A.2  Transmission Priority:  All Through or Out
               Service offered under this Tariff will be deemed to have the same transmission priority. Through or Out Service will have transmission priority equal to Long-Term Firm Internal Point-To-Point Service, Native Load Customers, Network Customers and customers for Excepted Transactions. In the event the PTF and MTF are constrained, transmission priorities shall be established separately for the PTF and MTF, respectively.

          26A.3    Use of Through or Out Service by the
               Participants That Own PTF:  A Transmission
               Provider that owns PTF will be subject to the rates, terms and conditions of this Tariff when making Third-Party Sales to be transmitted as Through or Out Service under (i) agreements executed after November 1, 1996 or (ii) agreements executed on or before November 1, 1996 to the extent that the Commission requires them to be unbundled, by the date specified by the Commission. A Transmission Provider that owns PTF will maintain separate accounting, pursuant to
               Section 8, for any use of Through or Out Service to make Third-Party Sales to the extent not paid for under this Tariff.

          26A.4     Service Agreements:  A standard form Point-To-
               Point Transmission Service Agreement (Attachment
               A) will be offered to an Eligible Customer when it submits a Completed Application for Point-To-Point Transmission Service to be transmitted pursuant to this Tariff. Executed Service Agreements that contain the information required under this Tariff will be filed with the Commission in compliance with applicable Commission regulations.

          26A.5     Transmission Customer Obligations for
               Facility Additions or Redispatch Costs:  The
               System Operator will redispatch all Resources subject to its control, pursuant to Market Rule 1, in order to meet load and to accommodate External Transactions. Participants and Transmission Customers will be charged for the Congestion Costs and any other costs associated with such redispatch in accordance with Market Rule 1.

          26A.6     Classification of Through or Out Service:
               Deliveries will be provided from the Point(s) of Receipt to the Point(s) of Delivery. Each Point of Receipt at which transmission capacity is reserved for Through or Out Service by the Transmission Customer shall be set forth in the schedule submitted in accordance with Market Rule 1 and NEPOOL System Rules. When an External Transaction sale or a Through Service transaction is submitted by the Transmission Customer and is scheduled in the Real-Time Energy Market, the submission shall be considered deemed a request for Through or Out Service and the System Operator will generate a reservation for the Through or Out Service equal to the transaction's schedule set at the beginning of the scheduling period; this reservation amount shall be the basis for the Reserved Capacity. The Transmission Customer will be billed and shall pay for its Reserved Capacity under the terms of Section 20.

7.4  The heading for Section 27 is amended to read as follows:

     Nature of Firm Internal Point-To-Point Service and Firm MTF
     Service

7.5  Section 27.1 (Term) is amended by inserting the word
     "Internal" immediately before, and deleting the word
     "Transmission" and inserting the phrase "Service and Firm
     MTF" immediately after, the term "Point-To-Point".

7.6 Section 27.2 (Reservation Priority) is amended by inserting the word "transmission" immediately before the word
     "priority" at each occurrence in the heading and the section, by replacing the phrase "NEPOOL Transmission
     System" with the term "PTF", by replacing the phrase "Point-
     To-Point Transmission" with the phrase "Internal Point-To-
     Point" at each occurrence, and by deleting the ninth sentence in its entirety.

7.7 Section 27.3 (Use of Firm Point-To-Point Service by the Participants That Own PTF) is amended by inserting the word "Internal" before the phrase "Point-To-Point" in the heading and at each occurrence in the Section, and by deleting the word "Transmission" after the phrase "Point-To-Point" at each occurrence.

7.8  Section 27.4 (Service Agreements) is amended by inserting the word "Internal" before the phrase "Point-To-Point" at each occurrence, by replacing the word "Transmission" with the phrase "Service Agreement of Firm MTF" after the first occurrence of the phrase "Point-To-Point", and by replacing the word
     "Transmission" with the phrase "Service or   Long-Term or Short-
     Term Firm MTF" after the second occurrence of the phrase "Point-to-Point".

7.9  Section 27.5 is amended to read as follows:

     Transmission Customer Obligations for Facility Additions or Redispatch Costs: In cases where it is determined that the PTF is not capable of providing new Firm Internal Point-To-Point Service without (1) degrading or impairing the reliability of service to Native Load Customers, Network Customers, customers taking service for Excepted Transactions and other Transmission Customers taking Firm Internal Point-To-Point Service, or (2) interfering with a Participant's ability to meet prior firm contractual commitments to others, the Transmission Providers will be obligated to arrange to expand or upgrade PTF for Long-Term Firm Internal Point-To-Point Service pursuant to the terms of Section 33. The Transmission Customer must agree to compensate the Transmission Providers or any other entity designated to effect construction through the System Operator for any necessary transmission facility additions or upgrades pursuant to the terms of Section 39. The System Operator will redispatch all Resources subject to its control, pursuant to Market Rule 1, in order to meet load and to accommodate External Transactions. Participants and Transmission Customers will be charged for the Congestion Costs and any other costs associated with such redispatch in accordance with Market Rule 1. Any addition or upgrade or Direct Assignment Facilities costs to be charged to the Transmission Customer on an incremental basis under this Tariff will be specified in the Service Agreement prior to initiating service.

7.10 Section 27.6 is amended to read as follows:

     Curtailment of Firm Transmission Service: The System Operator will redispatch all Resources subject to its control, pursuant to Market Rule 1, in order to meet load and to accommodate External Transactions. Resources within the NEPOOL Control Area using Firm Internal Point-to- Point Service shall be curtailed based economic merit order in accordance with NEPOOL System Rules, and shall have no physical scheduling or dispatch rights. External Transactions using Firm MTF Service shall be curtailed pursuant to Section 25F of this Tariff. Participants and Transmission Customers will be charged for the Congestion Cost and any other costs associated with such redispatch in accordance with Market Rule 1. Pursuant to such redispatch, in the event the System Operator exercises its right to effect a Curtailment, in whole or part, of Firm Internal Point-To-Point Transmission Service or Firm MTF Service, no credit or other adjustment shall be provided as a result of the Curtailment with respect to the charge payable by the Customer.

7.11 Section 27.7 is amended to read as follows:

     Classification of Firm Internal Point-To-Point Service and
     Firm MTF Service:

          (a) A Transmission Customer taking Firm Internal Point-To-Point Service may (1) change its Points of Receipt and Delivery to obtain service on a non-firm basis consistent with the terms of Section
               36.1 or (2) request a modification of the Points of Receipt or Delivery on a firm basis pursuant to the terms of Section 36.2; provided that if any Transmission Provider or its designee constructed new facilities or upgraded facilities to accommodate the original firm service, such Transmission Provider or its designee shall continue to be compensated for its facility costs by the Transmission Customer.

          (b)  [OMITTED]

          (c) Parties requesting Firm Internal Point-To-Point Service and Firm MTF Service for the transmission of firm power do so with the full realization that such service is subject to Curtailment under the terms of this Tariff and that the System Operator will redispatch all Resources subject to its control, pursuant to Market Rule 1, in order to meet load and to accommodate External
               Transactions. Participants and Transmission
               Customers will be charged for the Congestion Costs and any other costs associated with such redispatch in accordance with Market Rule 1. Each Point of Receipt at which firm transmission capacity is reserved for Long-Term Firm Internal Point-To-Point Service or Long-Term Firm MTF Service by the Transmission Customer shall be set forth in the Service Agreement for such Service along with a corresponding capacity reservation associated with each Point of Receipt. Points of Receipt and corresponding capacity reservations shall be as mutually agreed upon by the System Operator and the Transmission Customer for Short-Term Firm Internal Point-To-Point Service or Short-Term Firm MTF Service. Each Point of Delivery at which firm transmission capacity is reserved for Long-Term Firm Internal Point-To-Point Service or Short-Term Firm MTF Service by the Transmission Customer shall be set forth in the Service Agreement for such Service along with a corresponding capacity reservation associated with each Point of Delivery. Points of Delivery and corresponding capacity reservations shall be as mutually agreed upon by the System Operator and the Transmission Customer for Short-Term Firm Internal Point-To-Point Service or Short-Term Firm MTF Service. The greater of either (1) the sum of the capacity reservations at the Point(s) of Receipt, or (2) the sum of the capacity reservations at the Point(s) of Delivery shall be the Transmission Customer's Reserved Capacity.
               The Transmission Customer will be billed for its Reserved Capacity under the terms of Section 21 or
               Section 22A, whichever is applicable.  The
               Customer's Use may not exceed its firm capacity reserved at each Point of Receipt and each Point of Delivery except as otherwise specified in
               Section 36.  In the event that the Use by a
               Transmission Customer (including Third-Party Sales by the Participants) exceeds that Transmission Customer's Reserved Capacity at any Point of Receipt or Point of Delivery in any hour, it shall pay 200% of the charge which is otherwise applicable for each Kilowatt of the excess. In addition, the System Operator will record all instances in which a Transmission Customer's Use exceeds that Transmission Customer's firm Reserved Capacity, and if in any calendar year more than 10 such instances occur with respect to any single Transmission Customer, then the System Operator may require such Transmission Customer to apply for additional Firm Internal Point-To-Point
               Service under the Tariff in an amount equal to the greatest amount of the excess of such Transmission Customer's Use over its firm Reserved Capacity for the remainder of that calendar year. Charges for such additional Firm Internal Point-To-Point Service will relate back to the first day of the month following the month in which the System Operator notifies such Transmission Customer that it is subject to the provisions of this paragraph.

7.12 Section 27.8 is amended to read as follows:

     Scheduling of Firm Transmission Service: The System Operator will dispatch all Resources subject to its control, pursuant to Market Rule 1, in order to meet load and to accommodate External Transactions. Resources within the NEPOOL Control Area using Firm Internal Point-To-Point Service shall be dispatched based on economic merit order in accordance with NEPOOL System Rules and shall have no physical scheduling or dispatch. External Transactions using Firm MTF Service shall be dispatched pursuant to
     Section 25F of this Tariff. Participants and Transmission Customers will be charged for the Congestion Costs and any other costs associated with such dispatch in accordance with Market Rule 1.

7.13 The heading of Section 28 is amended to read as follows:

     Nature of Non-Firm Internal Point-To-Point Service and Non-
     Firm MTF Service

7.14 Section 28.2 "Reservation Priority" is amended to read as follows:

     Reservation and Transmission Priority: Non-Firm Internal Point-To-Point Service and Non-Firm MTF Service shall be available from transmission capability in excess of that needed for reliable service to Native Load Customers, Network Customers, customers for Excepted Transactions and other Transmission Customers taking Through or Out Service, Long-Term and Short-Term Firm Internal Point-To-Point Service and Long-Term and Short-Term Firm MTF Service. A higher reservation priority will be assigned to reservations with a longer duration of service. In the event the PTF and MTF are constrained, reservation priorities shall be established separately for the PTF and MTF, respectively. Competing requests of equal duration over PTF will be prioritized based on the highest price offered by the Eligible Customer for the Transmission Service, or in the event the price for all Eligible Customers is the same, will be prioritized on a first-come, first-served basis i.e., in the chronological sequence in which each Customer has reserved service. Eligible Customers that have already reserved shorter term service over PTF have the right of first refusal to match any longer term reservation before being preempted. A longer term competing request over PTF for Non-Firm Internal Point-To-Point Service will be granted if the Eligible Customer with the right of first refusal does not agree to match the competing request: (a) immediately for hourly Non-Firm Internal Point-To-Point Service after notification by the System Operator; and (b) within 24 hours (or earlier if necessary to comply with the scheduling deadlines provided in Section 28.6) for Non-Firm Internal Point-To-Point Service other than hourly transactions using Non-Firm Internal Point-To-Point Service after notification by the System Operator.

     Non-Firm Internal Point-To-Point Service over PTF to secondary Point(s) of Receipt and Point(s) of Delivery will have the lowest transmission priority under this Tariff. As between or among transactions that require the use of both the PTF and MTF, the transmission priority for such competing Internal Point-To-Point Service requests over the PTF shall be determined by the transmission priority held by the Transmission Customers over MTF.

7.15 Section 28.3 is amended by inserting the word "Internal" immediately after the phrase "Non-Firm".

7.16 Section 28.4 (Service Agreements) is amended by inserting the word "Internal" immediately before the phrase "Point-To-
     Point" and by deleting the word "Transmission" at each occurrence.

7.17 Section 28.5 is amended to read as follows:

     Classification of Non-Firm Internal Point-To-Point Service and Non-Firm MTF Service: Non-Firm Internal Point-To-Point Service and Non-Firm MTF Service shall be offered under applicable terms and conditions contained in Part III of this Tariff. The NEPOOL Participants undertake no obligation under this Tariff to plan the PTF in order to have sufficient capacity for Non-Firm Internal Point-To-Point Service. Parties requesting Non-Firm Internal Point-To-Point Service and Non-Firm MTF Service for the transmission of firm power do so with the full realization that such service is subject to availability and to Curtailment under the terms of this Tariff and that the System Operator will redispatch all Resources subject to its control, pursuant to Market Rule 1, in order to meet load and to accommodate External Transactions. Participants and Transmission Customers will be charged for the Congestion Costs and any other costs associated with such redispatch in accordance with Market Rule 1. In the event that the Use by a Transmission Customer (including Third-Party Sales by a Participant) exceeds that Transmission Customer's non-Reserved Capacity at any Point of Receipt or Point of Delivery, it shall pay 200% of the charge which is otherwise applicable for each Kilowatt of the excess. In addition, the System Operator will record all instances in which a Transmission Customer's Use exceeds that Transmission Customer's non-firm Reserved Capacity, and if in any calendar year more than 10 such instances occur with respect to any single Transmission Customer, then the System Operator may require such Transmission Customer to apply for additional Non-Firm Internal Point-To-Point Service under the Tariff in an amount equal to the greatest amount of the excess of such Transmission Customer's Use over its non-firm Reserved Capacity for the remainder of that calendar year. Charges for such additional Non-Firm Internal Point-To-Point Service will relate back to the first day of the month following the month in which the System Operator notifies such Transmission Customer that it is subject to the provisions of this paragraph.

    (a) Non-Firm Internal Point-To-Point Service and Non-Firm MTF Service shall include transmission of energy on an hourly basis and transmission of scheduled short-term capacity and energy on a daily, weekly or monthly basis, but not to exceed one month's reservation for any one Application.

    (b) Each Point of Receipt at which non-firm transmission capacity is reserved by the Transmission Customer shall be set forth in the Application along with a corresponding capacity reservation associated with each Point of Receipt.

7.18 Section 28.6 is amended to read as follows:

     Scheduling of Non-Firm Internal Point-To-Point Service and Non-Firm MTF Service: The System Operator will dispatch all Resources subject to its control, pursuant to Market Rule 1, in order to meet load and to accommodate External Transactions. Resources within the NEPOOL Control Area using Non-Firm Internal Point-To-Point Service shall be dispatched based on economic merit order in accordance with NEPOOL System Rules and shall have no physical scheduling or dispatch rights. External Transactions using Non-Firm MTF Service shall be dispatched pursuant to Section 25F of this Tariff. Participants and Transmission Customers will be charged for the Congestion Costs and any other costs associated with such dispatch in accordance with Market Rule 1.

7.19 Section 28.7 is amended to read as follows:

     Curtailment of Non-Firm Internal Point-To-Point Service and Non-Firm MTF Service: The System Operator will redispatch all Resources subject to its control, pursuant to Market
     Rule 1, in order to meet load and to accommodate External Transactions. Resources within the NEPOOL Control Area using Non-Firm Internal Point-To-Point Service shall be curtailed based on economic merit order in accordance with NEPOOL System Rules and shall have no physical scheduling or
     dispatch rights.   External Transactions using Non-Firm MTF
     Service shall be curtailed pursuant to Section 25F of this Tariff. Participants and Transmission Customers will be charged for the Congestion Costs and any other costs associated with such redispatch in accordance with Market Rule 1. Pursuant to such redispatch, in the event the System Operator exercises its right to effect a Curtailment, in whole or in part, of Non-Firm Internal Point-To-Point Transmission Service, or Non-Firm MTF Service, no credit or other adjustment shall be provided as a result of the Curtailment with respect to the charge payable by the Customer.

7.20 Section 29.1 is amended to read as follows:

     General Conditions: Firm Internal Point-To-Point Service on the PTF is available to any Transmission Customer that has met the applicable requirements of Section 31. Through or Out Service on the PTF shall be available to any Transmission Customer that has met the applicable requirements of Section 31A.

7.21 Section 29.2 (Determination of Available Transmission
     Capability) is amended by deleting the last sentence.

7.22 Section 29.4 is amended to read as follows:

     Obligation to Provide Transmission Service that Requires Expansion or Modification of the Transmission System: If a Transmission Customer requests that the PTF be expanded or modified, one or more Transmission Providers or other entities will be designated to use due diligence to expand or modify the PTF to increase transfer capability, provided that the Transmission Customer agrees to compensate the Transmission Providers or other entities that will be responsible for the construction of any new facilities or upgrades for the costs of such new facilities or upgrades pursuant to the terms of Section 39. The System Operator and the designated Transmission Providers or other entities will conform to Good Utility Practice in determining the need for new transmission facilities or upgrades and in coordinating the design and construction of such facilities. This obligation applies only to those facilities that the designated Transmission Providers or other entities have the right to expand or modify.

7.23 Section 29.5 is amended to read as follows:

     Deferral of Service: Any Qualified Upgrade Award associated with new transmission facilities or upgrades shall be subject to completion of construction of those transmission facilities and upgrades and to such upgrades being placed in service.

7.24 Section 29.6 is amended to read as follows:

     Real Power Losses: Real power losses are associated with all transmission service. The Transmission Provider is not obligated to provide real power losses. The cost of PTF losses shall be recovered through the Loss Component of the Locational Marginal Prices pursuant to Market Rule 1. Real power losses across MTF shall be allocated in accordance with Schedule 18 of this Tariff.

7.25 Section 29.7 (Load Shedding) is amended by replacing the phrase "NEPOOL Transmission System" with the term "PTF".

7.26 Section 30.1 is amended to read as follows:

     Conditions Required of Transmission Customers:  Through or
     Out Service, Firm Internal Point-To-Point Service and Firm
     MTF Service will be provided only if the following conditions are satisfied by the Transmission Customer:

          a. The Transmission Customer has pending a Completed Application for service;
          b. In the case of a Non-Participant, the Transmission Customer meets the creditworthiness criteria set forth in Section 11 and the financial assurance requirements set forth in Attachment M of this Tariff;
          c. The Transmission Customer will have arrangements in place for any other transmission service necessary to effect the delivery from the generating source to the Point of Receipt prior to the time service under the Tariff commences;
          d. The Transmission Customer agrees to pay for any facilities or upgrades constructed or any Congestion Costs or other redispatch costs chargeable to such Transmission Customer under this Tariff and Market Rule 1, whether or not the Transmission Customer takes service for the full term of its reservation;
          e. The Transmission Customer has executed a Service Agreement or has agreed to receive service pursuant to Section 29.3; and
          f. The Transmission Customer must submit External Transactions in accordance with the applicable NEPOOL System Rules and will receive Transmission Service in conjunction with the scheduled energy in the Real-Time Energy Market in accordance with Market Rule 1.

7.27 Section 31 (Procedures for Arranging Firm Point-To-Point Transmission) is amended by inserting the word "Internal" before the phrase "Point-To-Point" and replacing the word "Transmission" with the phrase "Service and Firm MTF".

7.28 Section 31.1 (Application) is amended by inserting the word "Internal" before the first occurrence of the phrase "Point-To-Point", by replacing the word "Transmission" with the phrase "Service and Firm MTF", by replacing the word "NEPOOL" with the phrase "the System Operator", and by inserting the word "reservation" before the word "priority" in the final sentence.

7.29 Section 31.2(viii) is amended by replacing the phrase
     "NEPOOL Transmission System" with the word "PTF".

7.30 Section 31.3 (Deposit) is amended  by inserting the word
     "Internal" before the phrase "Point-To-Point" at each occurrence, by replacing the word "Transmission" after the phrase "Point-To-Point" with the phrase "Service or Firm MTF" at each occurrence, and by replacing the phrase "Administrative
     Costs" with the phrase "administrative costs".

7.31 Section 31.4 (Notice of Deficient Application) is amended by replacing the phrase "Administrative Costs" with the phrase
     "administrative costs", and by inserting the word
     "reservation" immediately before the word "priority" in the last sentence.

7.32 Section 31.5 (Response to a Completed Application) is amended by inserting the word "Internal" before the phrase
     "Point-To-Point" and by replacing the word "Transmission" after the phrase "Point-To-Point" with the phrase "Service or Firm
     MTF".

7.33 Section 31.6 (Execution of Service Agreement) is amended by replacing the phrase "Administrative Costs" with the phrase
     "administrative costs".

7.34 Section 31.7 (Extensions for Commencement of Service) is amended by inserting the word "Internal" before the phrase "Point-To-Point" throughout, and by replacing the word "Transmission" after the phrase "Point-To-Point" with the phrase "Service or Firm MTF" throughout.

7.35 The heading for Section 32 is amended to read as follows:

     Procedures for Arranging Non-Firm Internal Point-To-Point
     Service and Non-Firm MTF Service

7.36 Section 32.1 (Application) is amended by inserting the word
     "Internal" before the phrase "Point-To-Point" and by replacing the word "Transmission" after the phrase "Point-To-Point" with the phrase "Service or Non-Firm MTF".

7.37 The heading for Section 32.3 is amended to read as follows:

     Reservation of Non-Firm Internal Point-To-Point Service and
     Non-Firm MTF Service

7.38 The following new sections are added in the appropriate numerical order:

     32A  Procedures for Arranging Through or Out Service:
          Through or Out Service shall be provided in conjunction with hourly scheduled External Transactions submitted to the Real-Time Energy Market and in accordance with
          Section 25F of the Tariff and the applicable NEPOOL System Rules. Non-Participants intending to request Transmission Service through the submittal of an External Transaction shall first complete the requirements in this Section 32A of the Tariff.

     32A.1 Application: A request for Through or Out Service for a Non-Participant shall be made in an Application, delivered to ISO New England Inc., One Sullivan Road, Holyoke, MA 01040-2841 or such other address as may be specified from time to time. The request should be delivered at least sixty days in advance of the calendar month in which service is requested to commence. The System Operator will consider requests for such service on shorter notice when practicable. Transmission Service requests should be submitted by transmitting the Completed Application to the System Operator by mail or telefax. Each of these methods will provide a time-stamped record for establishing the reservation priority of the Application.

     32A.2     Completed Application:  A Completed Application
          for Through or Out Service for a Non-Participant shall provide all of the information included in 18 C.F.R.
          2.20 including but not limited to the following:

          (i) The identity, address, telephone number and facsimile number of the entity requesting service;
          (ii) A statement that the entity requesting service is, or will be upon commencement of service, an Eligible Customer under this Tariff;
          (iii) The location of the Point(s) of Receipt and Point(s) of Delivery and the identities of the Delivering Parties and the Receiving Parties;
          (iv) The location of the generating facility(ies) supplying the capacity and energy, and the location of the load ultimately served by the capacity and energy transmitted. The System Operator will treat this information as confidential in accordance with the NEPOOL information policy except to the extent that disclosure of this information is required by this Tariff, by regulatory or judicial order, or for reliability purposes pursuant to Good Utility Practice. The System Operator will treat this information consistent with the standards of conduct contained in 18 C.F.R. Part 37 of the Commission's regulations;
          (v) A description of the supply characteristics of the capacity and energy to be delivered;
          (vi) An estimate of the capacity and energy expected to be delivered to the Receiving Party;
          (vii) The Service Commencement Date and the term of the requested transmission service; and
          (viii) The transmission capacity requested for each Point of Receipt and each Point of Delivery on the PTF and/or MTF; customers may combine their requests for service in order to satisfy the minimum transmission capacity requirement.

          The System Operator will treat this information consistent with the standards of conduct contained in 18 C.F.R. Part 37 of the Commission's regulations.

     32A.3  Deposit:  A Completed Application for Through or Out
          Service by a Non-Participant shall also include a deposit of one month's charge based on the estimate of the capacity and energy expected to be delivered to the Receiving Party. If the Application is rejected by the System Operator because it does not meet the conditions for service as set forth herein, or in the case of requests for service arising in connection with losing bidders in a request for proposals ("RFP"), the deposit will be returned with Interest, less any reasonable administrative costs incurred by the System Operator or any affected Participants in connection with the review of the Application. The deposit also will be returned with Interest less any reasonable administrative costs incurred by the System Operator or any affected Participants if the new facilities or upgrades needed to provide the service cannot be completed. If an Application is withdrawn or the Eligible Customer decides not to enter into a Service Agreement for the Service, the deposit will be refunded in full, with Interest, less reasonable administrative costs incurred by the System Operator or any affected Participants to the extent such costs have not already been recovered from the Eligible Customer. The System Operator will provide to the Eligible Customer a complete accounting of all costs deducted from the refunded deposit, which the Eligible Customer may contest if there is a dispute concerning the deducted costs. Deposits associated with construction of new facilities or upgrades are subject to the provisions of Section 33. If a Service Agreement for Through or Out Service is executed, the deposit, with interest, will be returned to the Transmission Customer upon expiration or termination of the Service Agreement. Applicable Interest will be calculated from the day the deposit is credited to the System Operator's account.

     32A.4     Notice of Deficient Application:  If an
          Application fails to meet the requirements of this Tariff, the System Operator will notify the entity requesting service within fifteen days of the System Operator's receipt of the Application of the reasons for such failure. The System Operator will attempt to remedy minor deficiencies in the Application through informal communications with the Eligible Customer. If such efforts are unsuccessful, the System Operator will return the Application, along with any deposit (less the reasonable administrative costs incurred by the System Operator or any affected Participants in connection with the Application), with Interest. Upon receipt of a new or revised Application that fully complies with the requirements of this Tariff, the Eligible Customer will be assigned a new reservation priority based upon the date of receipt by the System Operator of the new or revised Application.

     32A.5     Execution of Service Agreement:  The System
          Operator will notify the Eligible Customer as soon as practicable but no later than thirty days after receipt of the Completed Application, and will tender a Service Agreement to the Eligible Customer. The service agreement will allow the Eligible Non-Participant Customer to submit External Transactions in accordance with Market Rule 1 and the applicable NEPOOL System Rules. Failure of an Eligible Customer to execute and return the Service Agreement or request the filing of an unexecuted Service Agreement pursuant to Section 29.3, within fifteen days after it is tendered by the System Operator shall be deemed a withdrawal and termination of the Application and any deposit (less the reasonable administrative costs incurred by the System Operator and any affected Participants in connection with the Application) submitted will be refunded with Interest. Nothing herein limits the right of an Eligible Customer to file another Application after such withdrawal and termination.

7.39 Section 33.1 is amended to read as follows:

     Notice of Need for System Impact Study: A request for Through or Out Service will not normally require a System Impact Study. A request for Firm Internal Point-To-Point Service may require a System Impact Study. Also, an Eligible Customer may specifically request that the System Operator conduct a System Impact Study for an Elective Transmission Upgrade pursuant to Section 50.2 (a "Study Request"). After receiving a request for Firm Internal Point-To-Point Service or a request to study an Elective Transmission Upgrade, the System Operator will review the effect of the proposed service or upgrade on the reliability requirements of the PTF and the indirectly affected MTF facilities pursuant to meet existing and pending obligations of the Participants and Non-Participants, and the obligations of the particular Participants whose PTF or MTF facilities will be impacted by the proposed service and determine on a non-discriminatory basis whether a System Impact Study is needed. If the System Operator determines that a System Impact Study is necessary to accommodate the requested Firm Internal Point-To-Point Service, the System Operator will treat the request for Firm Internal Point-To-Point Service as a "Study Request". A description of the methodology for completing a System Impact Study is provided in Attachment D. After receiving a Request, the System Operator will within thirty days of receipt of a Study Request, tender a System Impact Study agreement in the form of Exhibit I to this Tariff, or in any other form that is mutually agreed to, pursuant to which the Eligible Customer shall agree to reimburse the System Operator and any affected Participants for performing the required System Impact Study. Before a Study Request is evaluated, the Eligible Customer shall execute the System Impact Study agreement and return it to the System Operator within fifteen days. If the Eligible Customer elects not to execute a System Impact Study agreement, its request shall be deemed withdrawn and its deposit (less the reasonable administrative costs incurred by the System Operator and any affected Participants in connection with the Application), will be returned with Interest.

7.40 Section 33.2 (System Impact Study Agreement and Cost Reimbursement) is amended by replacing the phrase "NEPOOL Transmission System and/or" with the phrase "PTF and indirectly affected", by inserting the phrase "of the customer request for Internal Point-To-Point Service or for an Elective Upgrade" after the term "MTF", by replacing the first occurrence of the word "service" with the phrase "a similar study" in subsection (ii), and by deleting the phrase "for service" immediately after the word "requests" in subsection (ii).

7.41 Section 33.3 is amended to read as follows:

     System Impact Study Procedures: Upon receipt of an executed System Impact Study agreement, the System Operator and any affected Participants will use due diligence to complete the required System Impact Study within a sixty-day period. The System Impact Study shall identify the need for additional Direct Assignment Facilities or facility additions or upgrades required to comply with the Eligible Customer's request. In the event that the required System Impact Study cannot be completed within such time period, the System Operator will so notify the Eligible Customer and provide an estimated completion date along with an explanation of the reasons why additional time is required to complete the required study and an estimate of any increase in cost which will result from the delay. A copy of the completed System Impact Study and related work papers shall be made available to the Eligible Customer. The System Operator will use the same due diligence in completing the System Impact Study for an Eligible Customer that is a Non-Participant as it uses when completing studies for the Participants. The System Operator will notify the Eligible Customer immediately upon completion of the System Impact Study.

7.42 Section 33.4 is amended to read as follows:

     Facilities Study Procedures: After a System Impact Study indicates that additions or upgrades to the PTF or indirectly affected MTF are needed to accommodate the Eligible Customer's Study Request, the System Operator, within thirty days of the completion of the System Impact Study, will tender to the Eligible Customer a Facilities Study agreement in the form of Attachment J to this Tariff, or in any other form that is mutually agreed to, which is to be entered into by the Eligible Customer and the System Operator and, if deemed necessary by the System Operator, by one or more affected Transmission Provider(s) and pursuant to which the Eligible Customer shall agree to reimburse the System Operator and any affected Transmission Providers or other entity designated by the System Operator for performing any required Facilities Study. If the Eligible Customer wants the System Operator to undertake the Facilities Study, the Eligible Customer shall execute the Facilities Study agreement and return it to the System Operator within fifteen days. If the Eligible Customer elects not to execute the Facilities Study agreement, its Study Request shall be deemed withdrawn and its deposit, if any (less the reasonable administrative costs incurred by the System Operator and any affected Participants in connection with the Application), will be returned with Interest. Upon receipt of an executed Facilities Study agreement, the System Operator and any affected Transmission Provider(s) or other designated entity will use due diligence to cause the required Facilities Study to be completed within a sixty-day period. If a Facilities Study cannot be completed in the allotted time period, the System Operator will notify the Eligible Customer and provide an estimate of the time needed to reach a final determination and any resulting increase in the cost, along with an explanation of the reasons that additional time is required to complete the study. When completed, the Facilities Study shall include a good faith estimate of (i) the cost of Direct Assignment Facilities to be charged to the Eligible Customer, or (ii) the Eligible Customer's appropriate share of the cost of any required additions or upgrades, and (iii) the time required to complete such construction. The Eligible Customer shall provide a letter of credit or other reasonable form of security acceptable to the Transmission Providers or other entities that will be responsible for the construction of the new facilities or upgrades equivalent to the costs of the new facilities or upgrades and consistent with relevant commercial practices, as established by the Uniform Commercial Code. In addition to the foregoing, each Facilities Study performed on or after the SMD Effective Date shall, if requested by the Transmission Customer, contain a non-binding estimate from the System Operator of the Qualified Upgrade Awards, if any, resulting from the construction of the new facilities.
     After completion of the transmission upgrade or expansion, the System Operator shall determine the Qualified Upgrade Awards, if any, resulting from the upgrade or expansion.
     The Transmission Customer shall be responsible for the cost of any study required to determine the Qualified Upgrade Awards.

7.43 Section 33.5 is amended by substituting the word Eligible in place of the second occurrence of the word "Transmission".

7.44 Section 33.6 is amended by replacing the phrase "NEPOOL
     Transmission System" with the term "PTF", and by deleting the phrase "in order to provide the requested Firm Point-To-
     Point Transmission Service" from the second sentence.

7.45 Section 33.8 is amended by replacing the phrase "Service
     Agreement" with the phrase "Study Request" at each occurrence.

7.46 The heading for Section 34 is amended by deleting the word
     "Firm".

7.47 Section 34.1 is amended by deleting the phrase "for Firm
     Point-To-Point Service" from the first sentence.

7.48 Section 34.2 (Alternatives to the Original Facility
     Additions) is amended by deleting the phrase "with its Completed Application" from the second sentence and by deleting the third sentence in its entirety.

7.49 Section 34.3 (Refund Obligation for Unfinished Facility Additions) is amended by deleting the phrase "and the requested service cannot be provided out of existing capability under the conditions of this Tariff" from the first sentence, and by replacing the phrase "Firm Point-To-Point Transmission Service" in the first sentence with the phrase "construction of additional facilities".

7.50 Section 35.2 (Coordination of Third-Party System Additions) is amended by replacing the phrase "NEPOOL Transmission
     System" with the term "PTF".

7.51 The heading for Section 36 is amended to read as follows:

     Changes in Service Specifications of Internal Point-To Point
     Service and MTF Service

7.52 Section 36.1 is amended to read as follows:

     Modification on a Non-Firm Basis: The Transmission Customer taking Firm Internal Point-To-Point Service and Firm MTF Service may submit a request to the System Operator for transmission service on a non-firm basis over Point(s) of Receipt and Point(s) of Delivery other than those specified in the Service Agreement ("Secondary Receipt and Delivery Points"), in amounts not to exceed the Transmission Customer's firm capacity reservation, without incurring an additional Non-Firm Internal Point-To-Point Service charge or an additional Non-Firm MTF Service charge or executing a new Service Agreement, subject to the following conditions:

     (a) service provided over Secondary Receipt and Delivery Points will be non-firm only, on an as-available basis, and will not displace any firm or non-firm service reserved or scheduled by Participants or Non-Participants under this Tariff or by the Participants on behalf of their Native Load Customers or Excepted Transactions;

     (b) the sum of all Firm Internal Point-To-Point Service and Non-Firm Internal Point-To-Point Service or Firm MTF Service and Non-Firm MTF Service provided to the Transmission Customer at any time pursuant to this section shall not exceed the Reserved Capacity specified in the relevant Service Agreement under which such services are provided;

     (c) the Transmission Customer shall retain its right to schedule Firm Internal Point-ToPoint Service and Firm MTF Service at the Point(s) of Receipt and Point(s) of Delivery specified in the relevant Service Agreement in the amount of the Transmission Customer's original capacity reservation; and

     (d) service over Secondary Receipt and Delivery Points on a non-firm basis shall not require the filing of an Application for Non-Firm Internal Point-To-Point Service or Non-Firm MTF Service under the Tariff. However, all other requirements of this Tariff (except as to transmission rates) shall apply to transmission service on a non-firm basis over Secondary Receipt and Delivery Points.

7.53 Section 36.2 (Modification on a Firm Basis) is amended by inserting the word "reservation" before the word "priority" in the second sentence.

7.54 The heading for Section 37 is amended to read as follows:

     Sale, Assignment or Transfer of Internal Point-to Point
     Service and MTF Service

7.55 Section 37.1 (Procedures for Sale, Assignment or Transfer of
     Service) is amended by inserting the word "transmission" immediately before the word "priority" in the fourth sentence.

7.56 The following new section 37.4 is added in the appropriate numerical order:

     Transfer of FTRs: The sale, resale, or assignment of FTRs shall be conducted pursuant to Market Rule 1.

7.57 Section 39 is amended to read as follows:

     Compensation for New Facilities and Redispatch Costs:
     Whenever a System Impact Study performed in connection with a Study Request identifies the need for new facilities or upgrades, the Transmission Customer shall be responsible for such costs to the extent they are consistent with Commission policy and Schedules 11 and 12. The System Operator will redispatch all Resources subject to its control, pursuant to Market Rule 1, in order to meet load and to accommodate External Transactions. Participants and Transmission Customers will be charged for the Congestion Costs and any other costs associated with such redispatch in accordance with Market Rule 1. The Transmission Customer shall be responsible for costs of new facilities or upgrades required to provide the requested service to the extent they are consistent with Commission policy and Schedules 11 and 12.

               Part VI - Regional Network Service
           (Network Integration Transmission Service)

8.1 Sections 40.2 (Transmission Provider Responsibilities), 40.3 (Network Integration Transmission Service), 41.3 (Technical Arrangements to be Completed Prior to Commencement of Service), 41.4 (Network Customer Facilities), 42.5 (Transmission Arrangements for Network Resources Not Physically Interconnected With the NEPOOL Transmission System), 42.7 (Use of Interface Capacity by the Network Customer), 43.3 (Network Load Not Physically Interconnected with the NEPOOL Transmission System), 43.4 (New Interconnection Points), 44.2 (System Impact Study Agreement and Cost Reimbursement), 45.1 (Procedures), 45.4 (Curtailments of Scheduled Deliveries), 45.6 (Load Shedding), 45.7 (System Reliability), 47.2 (Network Operating Agreement), 50.2 (Interconnection of Elective Transmission Upgrades), 51.1 (General), 51.6 (Request for Proposals ("RFP") Process for Upgrades), and 51.8 (Merchant Transmission Facilities; Compliance), including, as appropriate, headings for those sections, are amended by replacing the phrase "NEPOOL Transmission System" with the term "PTF" at each occurrence.

8.2  Section 40.5 is amended to read as follows:

     Real Power Losses: Real Power Losses are associated with all transmission service. The Transmission Provider is not obligated to provide Real Power Losses. The cost of PTF losses shall be recovered through the Loss Component of the Locational Marginal Prices provided for in Market Rule 1.

8.3 Section 41.2 (Application Procedures) is amended by inserting the word "reservation" before the word "priority" at the first and third occurrence of the word "priority", and by replacing the word "Interruption" with the word
     "interruption" at each occurrence.

8.4  Section 42.4 is amended to read as follows:

     Network Customer Redispatch Obligation: As a condition to receiving Network Integration Transmission Service, the Network Customer agrees to redispatch its Network Resources as requested by the System Operator pursuant to Section
     45.2. The System Operator will redispatch all Resources subject to its control, pursuant to Market Rule 1, in order to meet load and to accommodate External Transactions. Participants and Transmission Customers will be charged for the Congestion Costs and any other costs associated with such redispatch in accordance with Market Rule 1.

8.5 Section 42.6 (Limitation on Designation of Resources) is amended by replacing the word "Entitlement" with the phrase
     "Ownership Share" and by replacing the phrase "NEPOOL
     Transmission System" with the term "PTF".

8.6 Section 43.2 (New Network Loads Connected With the NEPOOL Transmission System) is amended by replacing the phrase "NEPOOL Transmission System" with the term "PTF", and by replacing the reference to "Schedule 11" with a reference to "Schedules 11 and 12".

8.7 Section 44.1 (Notice of Need for System Impact Study) is amended by replacing the phrase "Administrative Costs" with the phrase "administrative costs".

8.8  Section 44.2(ii) (System Impact Study Agreement and Cost
     Reimbursement) is amended to read as follows:

     If in response to multiple Eligible Customers requesting the service in relation to the same competitive solicitation, a single System Impact Study is sufficient for the System Operator and the affected Participants to accommodate the service, the costs of that study shall be prorated among the Eligible Customers.

8.9 Section 44.3 (System Impact Study Procedures) is amended by inserting the phrase "and indirectly affected MTF owners" after the word "Participants" in the first sentence, and by deleting the phrase ", redispatch options," in the second sentence.

8.10 Section 44.4 (Facilities Study Procedures) is amended by replacing the phrase "NEPOOL Transmission Service" with the term "PTF", by replacing the word "request" with the phrase "or to mitigate indirect impacts on the MTF facilities" in the first sentence, by deleting the word "and" from the final sentence, and by adding the following text to the end of the Section:

     In addition to the foregoing, each Facilities Study performed on or after the SMD Effective Date shall, if requested by the Transmission Customer, contain a non-binding estimate from the System Operator of the Qualified Upgrade Awards, if any, resulting from the construction of the new facilities. After completion of the transmission upgrade or expansion, the System Operator shall determine the Qualified Upgrade Awards, if any, resulting from the upgrade or expansion. The Transmission Customer shall be responsible for the cost of any study required to determine the Qualified Upgrade Awards.

8.11 Section 45.2 (Transmission Constraints) is amended by replacing the phrases "NEPOOL Transmission System" and "Transmission System" with the term "PTF".

8.12 Section 45.3 is amended to read as follows:

     Cost Responsibility for Relieving Transmission Constraints:
     Whenever the System Operator implements least-cost redispatch procedures in response to a transmission constraint, the Non- Participant Transmission Customers and
     Participants will bear the costs of such redispatch in accordance with Market Rule 1.

8.13 Section 45.5 (Allocation of Curtailments) is amended by
     replacing the word "Import"   with the word "External" and by
     replacing "14.1" with "25F".

8.14 Section 46 (Rates and Charges) is amended by replacing the term Schedule 11," with the term "Schedules 11 and 12".

8.15 Section 48 (Scope of Application of Part VI to Participants) is amended by deleting the phrase ", unless they elect in accordance with Section 3.3 of this Tariff to receive Internal Point-To-Point Service at one or more Point(s) of Delivery from one or more Point(s) of Receipt" in subsection
     (a), and by replacing the phrase "NEPOOL Transmission System" with the term "PTF".

  Part VII - Transmission Planning, Additions and Modifications

9.1 Section 49 (General) is amended by replacing the phrase "NEPOOL Transmission System" with the term "PTF", by omitting subsection (d), by adding the word "Costs" after the word "Congestion" in the first sentence of subsection
     (e), by inserting the word "transmission" before the word "priorities" in the seventh sentence of subsection (e), by replacing the term "ARRs" with the phrase "Qualified Upgrade Awards" in the eighth sentence of subsection (e), by replacing the phrase "Schedules 14 and 15" with the phrase "Appendix C of Market Rule 1" in the eighth sentence of subsection (e), by replacing the term "FCRs" with the term "FTRs" and by replacing the phrase "Schedule 14" with the phrase "Section 7 of Market Rule 1".

9.2 Section 50.1 (Interconnection of Generating Unit Under the Minimum Interconnection Standard) is amended by replacing the phrase "NEPOOL Transmission System" with the term "PTF", and by replacing the term "CMS" with the term "SMD", by inserting the word "Cost" after the term "Congestion" in the third full sentence of subsection (f), by inserting the word "cost" after the term "RMR" in the fifth full sentence of subsection (f), and by replacing the word "cost" with the word "Cost" after the word "Congestion" in the fifth full sentence of subsection (f).

9.3  Section 51.4 (Procedures for Developing a NEPOOL
     Transmission Plan) is amended by replacing the phrase
     "NEPOOL Transmission System" with the term "PTF", and by replacing the phrase "Schedule 11 or 12" with the phrase
     "Schedules 11, 12 or 18" in subsection (j).

9.4  Section 51.8(c) is amended to read as follows:

     Merchant Transmission Facilities, including those defined as MTF, shall be subject to the operational control, scheduling and maintenance coordination of the System Operator.

        Schedules, Attachments, and Implementation Rules

10.1 The reference in the last sentence of Schedule 1 to "Regional Transmission Operations Committee" is amended to read "Participants Committee".

10.2 The following parenthetical is added after each occurance of the phrase "NEPOOL Transmission System" in the first paragraph of Section I of Schedule 2:

     (for voltage constraints that are reflected in the System
     Operator's systems for operating the NEPOOL Transmission
     System or in the System Operator's operating procedures)

10.3 Section 1.8 under Part II of Schedule 2 is amended to read as follows:

     A Qualified Generator's VAR Payment shall equal the (1/12) *
     (VAR Rate*Qualified VARs)

10.4 Section 2.1 under Part II of Schedule 2 is amended to read as follows:

     The Lost Opportunity Cost for hydro, pumped storage and thermal generating units that are dispatched down by the ISO, a NEPOOL satellite or a NEPOOL Participant dispatch center for the purpose of providing reactive supply and voltage control will be calculated pursuant to Market Rule 1.

10.5 Section 3.1 under Part II of Schedule 2 is amended to read as follows:

     Motoring Hydro or Pumped Storage Generating Units. The SCL associated with hydro and pumped storage generating units that are motoring at the request of the ISO, a NEPOOL satellite or a NEPOOL Participant dispatch center for the purpose of providing reactive supply and voltage control will equal the cost of energy to motor and will be calculated in each hour as follows: SCL = (MWhUnit * (ECP or LMP or Actual energy cost), where the MwhUnit are calculated pursuant to the Schedule 2 Business Procedure. Actual energy cost applies only if motoring energy is purchased through a bilateral contract.

10.6 Sections 4.1 and 4.2 under Part II of Schedule 2 are amended by replacing the phrase "applicable Market Rules" with "Market Rule 1 and NEPOOL System Rules".


10.7 Schedule 3 is amended to read as follows:

 Regulation and Frequency Response Service (Automatic Generation
                            Control)

          Regulation and Frequency Response Service (Automatic Generator Control) is necessary to provide for continuous balancing of resources (generation and interchange) with Load, and for maintaining scheduled interconnection frequency at sixty cycles per second (60 Hz). Regulation and Frequency Response Service (Automatic Generation Control) is accomplished by committing on-line generation whose output is raised or lowered (predominantly through the use of automatic generating control equipment) as necessary to follow the moment-by-moment changes in load. The obligation to maintain this balance between resources and load lies with the System Operator and this service will be available to all Participants that have a load obligation in the NEPOOL Market pursuant to Market Rule 1. The Transmission Customer must either take this service from the System Operator through the NEPOOL Market or make alternative comparable arrangements to satisfy its Regulation and Frequency Response Service (Automatic Generator Control or AGC) obligation.

          Charges for this Service shall be determined on the basis of offers submitted by Participants in accordance with Market Rule 1. The per unit charge for this Service to Non-Participants shall be the same as the charge to Participants. The transmission service required with respect to Regulation and Frequency Response Service (Automatic Generator Control) will be paid for as part of Regional Network Service, Internal Point-To-Point Service or Through or Out Service by all Participants and other entities that have a load obligation in the NEPOOL Market Pursuant to Market Rule 1. The charge for Regional Network Service is determined in accordance with Schedule 9 of the Tariff. The charge for Internal Point-To-Point Service is determined in accordance with Schedule 10 of the Tariff.
     The charge for Through or Out Service is determined in accordance with Schedule 8 of the Tariff.

10.8 Schedule 4 is amended to read as follows:

                    Energy Imbalance Service

          Energy Imbalance Service is the service provided when a difference occurs between the scheduled and the actual delivery of energy to a load obligation in the NEPOOL Market in accordance with Market Rule 1 during a single hour. The Transmission Customer may either supply its load obligation from its own resources or through bilateral transactions or obtain the service through the NEPOOL Market. This service will be available to all Participants that have a load or generation obligation in the NEPOOL Market pursuant to Market Rule 1. The prices for such service will be the applicable Locational Marginal Prices determined pursuant to Market Rule 1.

          The transmission service required with respect to Energy Imbalance Service will be furnished as part of Regional Network Service, Internal Point-To-Point Service or Through or Out Service to all Participants and other entities that have a load or generation obligation in the NEPOOL Market in accordance with Market Rule 1. The charge for Regional Network Service is determined in accordance with Schedule 9 of the Tariff. The charge for Internal Point- to-Point Service is determined in accordance with
     Schedule 10 of the Tariff. The charge for Through or Out Service is determined in accordance with Schedule 8 of the Tariff.

10.9 Schedule 5 is amended to read as follows:

          Operating Reserve - Spinning Reserve Service

          Spinning Reserve Service is a service needed to serve load immediately in the event of a system contingency. This service will be available to all Participants that have a load obligation in the NEPOOL Market in accordance with Market Rule 1. The Transmission Customer may either supply this service with its own resources or through bilateral arrangements, or obtain the service through the NEPOOL Market.

          The total of each category of Operating Reserve requirements for the NEPOOL Control Area in each hour is determined by the System Operator in accordance with applicable NEPOOL System Rules.

          The amount of and charges for Spinning Reserve Service will be accounted and paid for as part of the Operating Reserves pursuant to Section 3.2.3 of Market Rule 1. The transmission service required with respect to Operating Reserve will be paid for as part of Regional Network Service, Internal Point-To-Point Service or Through or Out Service by all Participants and other entities that have a load obligation in the NEPOOL Market in accordance with Market Rule 1. The charge for Regional Network Service is determined in accordance with Schedule 9 of the Tariff. The charge for Internal Point-To-Point Service is determined in accordance with Schedule 10 of the Tariff. The charge for Through or Out Service is determined in accordance with
     Schedule 8 of the Tariff.

10.10     Schedule 6 is amended to read as follows:

        Operating Reserve - Supplemental Reserve Service

          Supplemental Reserve Service is a service needed to serve load in the event of a system contingency; however, it is not available immediately to serve load but rather within a short period of time. Supplemental Reserve Service may be provided by generating units that are on-line but unloaded, by quick-start generation or by interruptible load. This service will be available to all Participants that have a load obligation in the NEPOOL Market in accordance with Market Rule 1. The Transmission Customer may either supply this service with its own resources or through bilateral arrangements, or obtain the service through the NEPOOL Market.

          The total of each category of Operating Reserve requirements for the NEPOOL Control Area in each hour is determined by the System Operator in accordance with applicable NEPOOL System Rules.

          The amount of and charges for Supplemental Reserve
     Service will be accounted and paid for as part of the Operating Reserves pursuant to Section 3.2.3 of Market Rule
     1.

          The transmission service required with respect to Operating Reserve will be paid for as part of Regional Network Service, Internal Point-To-Point Service or Through or Out Service by all Participants and other entities that have a load obligation in the NEPOOL Market pursuant to Market Rule 1. The charge for Regional Network Service is determined in accordance with Schedule 9 of the Tariff. The charge for Internal Point-To-Point Service is determined in accordance with Schedule 10 of the Tariff. The charge for Through or Out Service is determined in accordance with
     Schedule 8 of the Tariff.

10.11     Schedule 7 is deleted in its entirety.

10.12     Schedule 8 is amended to read as follows:

            Through or Out Service - The Pool PTF Rate

     (1) A Transmission Customer shall pay to NEPOOL for Through or Out Service reserved for it in accordance with
          Section 18 of the Tariff the the Pool PTF Rate. The Transmission Customer shall also be obligated to pay any applicable ancillary service charges and any charges required to be paid pursuant to Market Rule 1.

     (2) The Pool PTF Rate in effect at any time shall be determined annually on the basis of the information for the most recent calendar year contained in Form 1 filings (or similar information on the books of Transmission Providers that are not required to submit a Form 1 filing) and shall be changed annually effective as of June 1 in each year. The Pool PTF rate shall be equal to (i) the sum for all Participants of Annual Transmission Revenue Requirements determined in accordance with Attachment F divided by (ii) the sum of the coincident Monthly Peaks (as defined in Section 46.1) of all Local Networks, excluding from the Monthly Peak for each Local Network as applicable the loads at each applicable Point of Delivery of each Participant or Non-Participant which has elected to take Internal Point-To-Point Service in lieu of Regional Network Service at one or more Points of Delivery; plus the Long-Term Firm Reserved Capacity amount for each such Participant or Non-Participant which has elected to take Firm Internal Point-To-Point Service in lieu of Regional Network Service at one or more Points of Delivery plus any Long-Term Reserved Capacity amount reserved prior to the SMD Effective Date for each Participant or Non-Participant for Firm Through or Out Service. Revenues associated with Short-Term Point-To-Point reservations will be credited to the sum of all Participants' Annual Transmission Revenue Requirements referred to in (i) above.

     (3) Discounts: Three principal requirements apply to discounts for Through or Out Service as follows (1) any offer of a discount made by the Participants must be announced to all Eligible Customers solely by posting on the OASIS, (2) any customer-initiated requests for discounts (including requests for use by one's wholesale merchant or an affiliate's use) must occur solely by posting on the OASIS, and (3) once a discount is negotiated, details must be immediately posted on the OASIS. For any discount agreed upon for service on a path, from Point(s) of Receipt to Point(s) of Delivery, the Participants must offer the same discounted transmission service rate for the same time period to all Eligible Customers on all unconstrained transmission paths that go to the same Point(s) of Delivery on the PTF.

10.13  Schedule 9 is amended by replacing the phrase
       "applicable congestion or other uplift charge" with the word "charges" in subsection (1), by replacing the phrase "Sections 24, 25A and 25B of this Tariff" with the phrase "Market Rule 1" in subsection (1), by inserting the word "any" before the second occurrence of the phrase "Long-Term" in subsection (6) and by inserting the phrase "reserved prior to the SMD Effective Date" after the last occurrence of the phrase "Reserved Capacity amount" in subsection (8).

10.14   Schedule 10 is amended to read as follows:

                 Internal Point-To-Point Service

     (1) A Transmission Customer shall pay to NEPOOL for firm or non-firm Internal Point-To-Point Service reserved for it in accordance with Section 19 of the Tariff a charge per Kilowatt, as determined for the period of the service in accordance with Section 21 of this Tariff, equal to the Internal Point-To-Point Service Rate; provided that if, a rate which is derived from the annual incremental cost not otherwise borne by the Transmission Customer or a Generator Owner, of any new facilities or upgrades that would not be required but for the need to provide the requested service is greater than the Pool PTF Rate, the charge shall be the higher of such amounts.. The Customer shall also be obligated to pay any ancillary service charges and any other charges required to be paid pursuant to Market Rule 1.

     (2) Discounts: Three principal requirements apply to discounts for Internal Point-To-Point Service as follows (1) any offer of a discount made by the Participants must be announced to all Eligible Customers solely by posting on the OASIS, (2) any customer-initiated requests for discounts (including requests for use by one's wholesale merchant or an affiliate's use) must occur solely by posting on the OASIS, and (3) once a discount is negotiated, details must be immediately posted on the OASIS. For any discount agreed upon for service on a path, from Point(s) of Receipt to Point(s) of Delivery, the Participants must offer the same discounted transmission service rate for the same time period to all Eligible Customers on all unconstrained transmission paths that go to the same Point(s) of Delivery on the PTF.

10.15 Subsection (3) of Schedule 12 is amended by replacing the phrase "NEPOOL Transmission System" with the term "PTF".

10.16 Section 3.1 of Schedule 18 is amended to read as follows:

     Availability of MTF Service: To the extent that transmission capability over MTF has not been fully allocated in accordance with Section 2 of this Schedule 18, a Participant or Non-Participant that is an Eligible Customer (except as provided below) may reserve Firm or Non-
     Firm MTF Service.   Such service shall be provided by the
     MTF Provider(s) and shall be reserved pursuant to the applicable terms and conditions of this Schedule 18. MTF Service shall be reserved through the System Operator separately pursuant to Schedule 18. Service on the MTF requires advance reservations. MTF Service is available to any Eligible Customer unless an MTF Provider has informed the System Operator that MTF Service shall not be made available to such Eligible Customer due to that Customer's failure to make necessary payments for previously assessed MTF Service Charges or failure to meet the creditworthiness or operational requirements posted by the MTF Provider on the NEPOOL OASIS.

10.17 Section 3.3 of Schedule 18 is amended to read as follows:

     Use of MTF Service By a Transmission Customer: If a Transmission Customer elects to take MTF Service it may reserve transmission capability for such service to cover both the delivery to it over the MTF of Energy and capacity (to the extent permitted under applicable Market Rules) covered by the Ownership Share designated by it in Completed Applications and the delivery to or from it over the MTF in Interchange Transactions of Energy and/or capacity (to the extent permitted under applicable Market Rules). In order to fulfill its obligations to serve load or to consummate a transaction, a Transmission Customer which takes MTF Service must also take service under the Tariff for use of the PTF and under any applicable Local Network Service tariff for use of the Non-PTF. Any load-serving entity may use MTF Service to effect sales in bilateral arrangements, whether or not it elects to take Internal Point-To-Point Service on the PTF to serve its load.

10.18 Section 5 of Schedule 18 is amended to read as follows:

     MTF Service Reservation, interruption and Curtailment priorities: The MTF Provider shall furnish to the System Operator for posting on NEPOOL OASIS, and the System Operator shall post on the NEPOOL OASIS, rules setting reservation, interruption and Curtailment priorities for Firm and Non-Firm MTF Service. Such rules shall be non-discriminatory and consistent with the Commission's approval of the rights to charge negotiated rates (i.e., rates established pursuant to market mechanisms as recognized for merchant transmission projects and not included in NEPOOL Tariff rates). If an MTF Provider fails to furnish to the System Operator such rules, reservation, interruption and Curtailment priorities for Firm and Non-Firm MTF Service shall be the same as those established under the Tariff for Firm and Non-Firm Internal Point-To-Point Transmission Service over the PTF. The reservation priority for Long-Term Firm Transmission Service and Short-Term Firm Transmission Service based upon an award of transmission capability of MTF pursuant to a Commission-approved rights allocation process shall be the date of the issuance of such award.

          When the System Operator determines that an electrical emergency exists on the NEPOOL Transmission System and implements emergency procedures to effect a Curtailment of MTF Service, the Transmission Customer shall make the required reductions upon the System Operator's request. The System Operator reserves the right to effect a Curtailment, in whole or in part, of any MTF Service provided under this Tariff when, in the System Operator's sole discretion, an emergency or other unforeseen condition impairs or degrades the reliability of the NEPOOL Transmission System. The System Operator will notify all affected Transmission Customers in a timely manner of any scheduled Curtailments. In the event the System Operator exercises its right to effect a Curtailment, in whole or part, of Firm MTF Service, no credit or other adjustment shall be provided as a result of the Curtailment with respect to the charge payable by the Customer, unless provided for by the MTF Provider under arrangements between the MTF Provider and the Transmission Customer. To the extent not otherwise provided for in this
     Section 5, Curtailments Interruptions of MTF Service shall be in accordance with Sections 27.6 and 28.7of the Tariff.

10.19 Section 6 of Schedule 18 is amended to read as follows:

     Real Power Losses: Real power losses across MTF shall be allocated solely to Transmission Customers that use MTF.
     Such allocation for transactions across MTF shall be pursuant to Market Rule 1.

10.20  Section 8 of Schedule 18 is amended to read as follows:

     No Effect on Rates; No Allocation of Revenues: MTF and MTF Service shall not affect rates for service on the PTF under the Tariff and MTF Providers shall not be allocated any revenues collected under the Tariff for such service.

10.21  Section 9 of Schedule 18 is amended to read as follows:

     Ancillary Services: Congestion Costs and Ancillary Services costs associated with MTF Service Shall be assessed pursuant to Market Rule 1.

10.22 A new Schedule 19 is added to reads as follows:


               Special Constraint Resource Service

          In order to maintain area reliability, Transmission Owners or distribution companies may request the System Operator to change the commitment of a generating Resource or the incremental loading on a previously committed generating Resource to provide relief for constraints not reflected in the System Operator's systems for operating the NEPOOL Transmission System or the System Operator's operating procedures. Requests will normally be made to the System Operator via the appropriate Satellite unless emergency conditions justify immediate communications with the Resources.

          Such out of merit operation of units for any reliability purposes to provide relief for constraints (thermal, voltage or stability) not reflected in the System Operator's systems or procedures will result in the Resource(s) being designated as a Special Constraint Resource and administered in accordance with the provisions of this Schedule. However, in the event a SCR is requested on by a Participant and the System Operator also requires that unit to be on-line in accordance with the System Operator's systems and procedures, the System Operator will apply the appropriate flag to reflect the System Operator's need for the unit and will only flag the unit as SCR when the System Operator does not require the Resource (or when changed dispatch of the unit is requested by the Participant). When a unit would not be operating above its Economic Minimum Limit (as defined in Market Rule 1) but for the request of the Participant, it shall be flagged as SCR. In the event that the System Operator requires that a unit, previously designated and flagged as SCR, becomes a unit required by the System Operator to be on-line in accordance with the System Operator's systems and procedures (including economic dispatch or for purposes of RMR, first contingency or capacity), the SCR designation and flag will be removed.

     I.   DETERMINING THE AMOUNT TO BE PAID FOR SERVICE UNDER
          THIS SCHEDULE

          Service under this Schedule is to be provided through the System Operator. The Transmission Owner or distribution company making a request or on whose behalf a Satellite makes a request to change the commitment of a generating Resource or the incremental loading on a previously committed generating Resource must purchase such service through the System Operator. The Transmission Owner or distribution company shall be charged an amount equal to the Operating Reserve Credits as calculated pursuant to Market Rule 1 related to the Real-Time operation of the Special Constraint Resource.

     II.  DETERMINING A GENERATOR'S COMPENSATION FOR PROVIDING
          SERVICE UNDER THIS SCHEDULE

          The Special Constraint Resource is compensated pursuant to Market Rule 1 in the same manner as other generating Resources dispatched to provide relief for constraints reflected in the System Operator's systems for operating the NEPOOL Transmission System or the System Operator's operating procedures. Operating Reserve Credits (as defined in Market Rule 1) associated with the scheduling of Special Constraint Resources compensate these Resources for helping to maintain NEPOOL Control Area reliability requirements and are collected as stated in the NEPOOL Manual for Market Rule 1 Accounting, M-28.

10.23 The reference in the last paragraph of Attachment F to "Regional Transmission Operations Committee" is amended to read "Participants Committee".

10.24 The introductory paragraphs to both Attachment G and Attachment G-1 are amended by replacing the phrase "Sections
     25, 25A and 25B" with the phrase "Section 25".

10.25     Attachment G-2 (List of Certain Arrangements over
     External Ties) is amended to read as set forth in Exhibit 1.

10.26     A new Attachment G-3 (Complete List of Excepted
     Transaction (Transmission) Agreements over External Ties) is added to read as set forth in Exhibit 2.

10.27     The first paragraph in the Form of Facilities Study
     Agreement set forth in Attachment J is amended by replacing the phrase "NEPOOL Transmission System" with the term "PTF".

10.28 Section 8 in the Form of Facilities Study Agreement set forth in Attachment J is amended to read as follows:

     Nothing in this Agreement shall be interpreted to give the Transmission Customer immediate rights to interconnect to or wheel over the Pool Transmission Facilities. Such rights shall be provided for under separate agreement.

10.29     The fourth sentence of Section II.E of Atachment L
     (Financial Assurance Policy for NEPOOL Members) is amended to replace the term "Entitlements" with the term "Ownership
     Shares".

10.30     Section 2.3(f) of Attachment N (New England Power Pool
     Billing Policy) is amended so that it reads as follows:

     Sanctions Charges. Any Charges assessed on the Participant pursuant to Appendix B of Market Rule 1.

10.31     The third sentence of the second paragraph of Section
     3.3(j) of Attachment N is amended to read as follows:

     If a suspended Participant has the obligation under applicable Market Rules to bid any of its Ownership Shares to provide Market Products under Market Rule 1, that obligation shall continue notwithstanding the Participant's suspension and any transfers of Market Products occurring under the Market Rule 1 as a result of any such bid shall be effective.

10.32     Attachment O (Financial Assurance Policy for Non-
     Participant FTR Customers) is amended by replacing the phrase "under the Tariff and the applicable Market Rules" with the phrase "pursuant to Market Rule 1".

10.33     The reference Section K of the Attachment F
     Implementation Rule to "Management Committee" is amended to read "Participants Committee".


10.34 The reference to "Transmission network" in Appendix A to the Attachment F Implementation Rule "Rules for
     Determining Investment to be Included in PTF" is amended by replacing the word "Transmission" with the word
     "transmission" after "New England" in Section A.

EXHIBIT 1
Ninety-Third Agreement


     ATTACHMENT G-2: List of Certain Arrangements over External Ties

  Attachment G-2 is a listing of agreements which relates to the use of the tie lines to New York.


                                    Description,                              Comments
                                    Purpose of    Effective  End      Amount  FERC
Item#    Provider     Receiver      Service         Date     Date     (MW's)  Docket #'s

 1       VT Electric  VT Public     To import     03/01/90   10/2003  14 MW
         Power Co.    Systems       NYPA power

 2       VT Electric  VT Public     To import     02/16/95   10/2003   5 MW S
         Power Co.    Power Supply  power from                         7 MW W
                      Authority     New York State
                      (VPPSA)       Electric & Gas
                                    Company
                                    (NYSE&G)

 3       VT Electric   VPPSA        To import      11/01/93   10/98     9 MW
         Power Co.                  power from
                                    Niagara Mohawk

 4       VT Electric   City of      To import      05/01/98   12/2009  10 MW
         Power Co.     Burlington   power from
                                    NYSE&G -
                                    signed
                                    04/01/96

 5       NRTG          NEP TDUs     FIRM Network     3/1/97   10/31/03  37 MW
                       & Norwood    Service - NYPA
                                    Power portion
                                    of NEP-TDU
                                    Network Loads

 6      NU or          CMEEC        Comprehensive   11/29/90   1/1/09    21 MW   ER91-209-000,
        NRTG?                       Transmission                                 ER93-297-000
                                    Service
                                    Agreement

 7      NU or         Chicopee      Comprehensive   11/1/95   10/31/09    6 MW   ER85-689-000,
        NRTG?                       Transmission                                 ER93-219-000
                                    Service
                                    Agreement

 8      NU or         South Hadley  Comprehensive   11/1/95   7/1/10      2 MW   EC90-10-000,
        NRTG?                       Transmission                                 ER85-689-000
                                    Service                                      ER720-000
                                    Agreement

 9      NU or          Westfield    Comprehensive    1/1/95   7/1/10      4 MW
        NRTG?                       Transmission
                                    Service
                                    Agreement


10      NU or         Holyoke      FIRM Network       ?      10/31/03     4 MW
        NRTG?                      Service- NYPA
                                   Power portion
                                   of Holyoke
                                   Network Load


Exhibit 2
Ninety-Third Agreement


 ATTACHMENT G-3: Complete list of Excepted Transaction (Transmission)
                    Agreements  over External Ties

Attachment G-3 is a comprehensive list of Excepted Transaction
Agreements that relate to the use of ties with neighboring Control
Areas ("External Ties"). The party responsible for paying the Congestion Cost associated with energy purchased under the Excepted
Transactions listed in Attachment G-3 will retain their existing contract rights for physical scheduling of a transaction at the External Node associated with the Excepted Transaction until such party elects to be allocated Auction Revenue Rights pursuant to Market
Rule 1. Until the party responsible for paying the Congestion Cost associated with energy purchased under an Excepted Transaction listed in Attachment G-3 elects to be allocated Auction Revenue Rights, the Excepted Transaction shall have physical scheduling and curtailment rights in accordance with Section 25F(a) of this Tariff. Once the party responsible for paying the Congestion Cost associated with energy purchased under the Excepted Transaction elects to be allocated Auction Revenue Rights, the party will not be able to revert back to using their contract rights for physical scheduling and curtailment.

     Imports


                                    Description,            Transmission
                                    Purpose of    Effective Contract End     Amount  External
Item#    Provider     Receiver      Service       Date      Date             (MW's)  Interface  Reference

 1       NRTG         CMEEC        To import
                                   power from    Various    10/31/03         20.9    NE/NY -   Supported by agreements
                                   NYPA to                                           AC        under the RNA,
                                   Participants                                                NOATT Attachments
                                   and non-                                                    G and G-1, and NOATT
                                   Participant                                                 Settlement agreement
                                   Transmission                                                (including "In-Service"
                                   Customers -                                                 Settlement).
                                   NYPA

 2       NRTG         MMWEC       To import      Various    10/31/03          81.8   NE/NY -   Supported by agreements
                                  power from                                         AC        under the RNA,
                                  NYPA to                                                      NOATT Attachments
                                  Participants                                                 G and G-1, and NOATT
                                  and non-                                                     Settlement agreement
                                  Participant                                                  (including NEPOOL
                                  Transmission                                                 Absorption of NEP
                                  Customers -                                                  Tariff No 9
                                  NYPA                                                         obligations, certain
                                                                                               All  Requirements
                                                                                               services of NEP, and
                                                                                               "In-Service"
                                                                                               Settlement).

 3       NRTG         Pascog      To import     Various    10/31/03            2.4   NE/NY -   Supported by agreements
                                  power from                                         AC        under the RNA,
                                  NYPA to                                                      NOAA Attachments
                                  Participants                                                 G and G-1, and NOATT
                                  and non-                                                     Settlement agreement
                                  Participant                                                  (including "In-
                                  Transmission                                                 Service" Settlement).
                                  Customers -
                                  NYPA


 4       NRTG         VT          To import    Various     10/31/03           15     NE/NY -   Supported by agreements
                      Public      power from                                         AC        under the RNA,
                      Systems     NYPA to                                                      NOAA Attachments
                                  Participants                                                 G and G-1, and NOATT
                                  and non-                                                     Settlement agreement
                                  Participant                                                  (including "In-
                                  Transmission                                                 Service" Settlement).
                                  Customers -
                                  NYPA

 5       VELCO        VT          To import     02/16/95   10/31/03          5/6-S   NE/NY -   See attachment G-2,
                      Power       power from                                 7 - W   AC        Item #2
                      Supply      New York
                      Authority   State
                                  Electric
                                  & Gas Company
                                  (NYSE&G)


 6       VELCO        City of     To import      05/01/98  12/31/09          10      NE/NY -   See attachment G-2,
                      Burlington  power from                                         AC        Item # 4
                                  New York
                                  State
                                  Electric
                                  & Gas Company
                                  (NYSE&G)


           Notes: Summer (S) = March through October; Winter (W) = November through February.
           NRTG = NEPOOL Regional Transmission Group
           Item #5 = Summer allocation increases from 5 MW to 6 MW on 4/1/2003




     Exports


                                    Description,            Transmission
                                    Purpose of    Effective Contract End     Amount  External
Item#    Provider     Receiver      Service       Date      Date             (MW's)  Interface  Reference



 7       NU           NUSCO         To export     10/1/96   09/30/06         200      NE/NY -   See Attachment G,
                                    power from                                        AC        Item # 28
                                    NEPOOL into
                                    the NY Power
                                    Pool over the
                                    1385 line
